Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-44505 on Form S-8 of our report dated June 24, 2014 appearing in this Annual Report on Form 11-K of Brady Matched 401(k) Plan for the year ended December 31, 2013.

/s/ CliftonLarsonAllen LLP
Milwaukee, Wisconsin
June 24, 2014